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                                                                   EXHIBIT 99(e)
                        KEYCORP STUDENT LOAN TRUST 2002-A

                              OFFICER'S CERTIFICATE


JPMorgan Chase Bank                          AMBAC Financial Group
4 New York Plaza, 6th Floor                  One State Street Plaza
New York, NY 10004                           New York, NY  10004
ATTN: ABS Administration                     ATTN: Surveillance; CAB Securities
Phone: (212) 623-5437                        Phone (212) 208-3177
Fax:   (212) 623-5933                        Fax:  (212) 363-1459

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: President, KER
Phone: (216) 828-9342
Fax:   (216) 828-9301


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2002-A, as Issuer, and JPMorgan Chase Bank, successor in interest to Bank One, National Association as Indenture Trustee, dated September 1, 2003, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2003, through December 31, 2003, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.


                              KEYCORP STUDENT LOAN TRUST 2002-A,
                              as Issuer
                              By:   JPMorgan Chase Bank, as successor in
                                    interest to Bank One, National
                                    Association not in its individual capacity
                                    but solely as Eligible Lender Trustee


                              By:    /S/ JEFFREY L. KINNEY
                                 ---------------------------------------------
Date:  February 6, 2004       Name:  Jeffrey L. Kinney
                              Title: Attorney-in-Fact